UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2017

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On September 29, 2017, StoneMor Operating LLC (the “Operating Company”), a wholly-owned subsidiary of StoneMor Partners L.P. (the “Partnership”), the Subsidiaries (as defined in the Amended Credit Agreement) of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders party thereto and Capital One, National Association (“Capital One”), as Administrative Agent (in such capacity, the “Administrative Agent”), entered into the Fourth Amendment to Credit Agreement (the “Fourth Amendment”) which further amended the Credit Agreement (as previously amended by that certain First Amendment to Credit Agreement dated as of March 15, 2017, Second Amendment and Limited Waiver dated July 26, 2017 and Third Amendment and Limited Waiver effective August 15, 2017, the “Original Credit Agreement” and, as further amended by the Fourth Amendment, the “Amended Credit Agreement”), dated as of August 4, 2016, among the Borrowers, the Lenders, Capital One, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank of Pennsylvania, as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. Capitalized terms not otherwise defined herein have the same meanings as specified in the Amended Credit Agreement.

The Fourth Amendment amends certain terms of the Original Credit Agreement to:

•	reduce the amount of the Revolving Commitments from $210,000,000 to $200,000,000;

•	prior to the date on which the Partnership shall have achieved, as of the last day of any fiscal quarter after the effective date of the Fourth Amendment, a Consolidated Leverage Ratio of less than 4.00:1.00 for the four consecutive fiscal quarters ending on such date: (a) limit Revolving Credit Availability to (i) the lesser of the Borrowing Base, which is equal to the sum of 80% of accounts receivable outstanding less than 120 days plus 40% of the book value, net of depreciation, of property, plant and equipment, and the aggregate Revolving Commitments of the Lenders at such time, minus (ii) the aggregate outstanding amount of Revolving Credit Exposures of the Lenders and (b) in the event the sum of the aggregate principal amount of all of the Revolving Credit Exposures of the Lenders exceeds the Borrowing Base then in effect, require the Borrowers to immediately prepay borrowings in an amount so that the Revolving Credit Availability is at least $0;

•	amend the Maximum Consolidated Leverage Ratio to provide that such ratio shall be no greater than 4.25:1.00 for the period January 1, 2017 through June 30, 2017, 4.50:1.00 for the period July 1, 2017 through December 31, 2017, 4.25:1.00 for the period January 1, 2018 through December 31, 2018 and 4.00:1.00 for periods commencing January 1, 2019 and thereafter, subject to the right under the Amended Credit Agreement to increase the Consolidated Leverage Ratio any time after January 1, 2019 to a maximum of 4.25:1.00 in connection with the consummation of a Designated Acquisition;

•	amend the definition of “Consolidated EBITDA,” which is used in the calculation of various financial covenants, to (A) permit the Partnership to add back the following: (i) non-cash compensation or other expense arising from equity compensation awards; (ii), non-cash items determined in good faith by the Partnership’s Financial Officer; (iii) unrealized losses (less unrealized gains) and non-cash expenses arising from or attributable to the early termination of any Swap Agreement; (iv) non-recurring cash expenses, losses, costs and charges subject to limits of $14.3 million for the period ended June 30, 2017, $12.0 million for the period ended September 30, 2017 and the periods ending December 31, 2017, March 31, 2018 and June 30, 2018, $4.0 million for the period ending September 30, 2018 and $2.0 million for the periods ending thereafter; (v) non-recurring cash expenses, costs and charges relating to the ongoing SEC investigation and related actions, ongoing class action litigation and any other non-ordinary course of business legal matters in an aggregate amount for all periods not to exceed $5,000,000; and (vi) certain cash expenses, costs and charges with respect to liability or casualty events to the extent insurance or indemnity recovery from a third party is actually received or is reasonably expected to be received within 90 days following the end of the applicable period; and (B) require the Partnership to subtract the following: (i) non-cash items increasing Consolidated Net Income for the applicable period; (ii) federal, state, local and foreign income tax credits or refunds during such period; (iii) certain cash payments made during the applicable period in respect of any noncash accrual, reserve or other non-cash charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period; and (iv) the amount of any insurance or indemnity recovery not so received within the 90 day period (or such longer period) set forth above and any recovery payments which are made by third parties within the 90 day period (or such longer period) set forth above, in each case to the extent added back to consolidated net income in the prior period;

•	amend the definition of “Consolidated Leverage Ratio” to permit the Partnership to deduct from Indebtedness the aggregate amount of all unrestricted cash and Cash Equivalents of the Partnership and its Subsidiaries in accounts subject to a first priority, perfected lien (subject to certain permitted liens) in favor of the Administrative Agent in an amount not to exceed $5,000,000;

•	add provisions relating to a Fixed Charge Coverage Ratio that:

•	establish a minimum Consolidated Fixed Charge Coverage Ratio (as described below), as of the last day of any fiscal quarter, commencing on September 30, 2017, determined for the period of four (4) consecutive fiscal quarters ending on such date, of 1.20:1.00 for the four fiscal quarter period ending on such measurement date;

•

define “Consolidated Fixed Charge Ratio” as the ratio of (i) Consolidated EBITDA for the four fiscal quarter period ending on the applicable measurement date, minus (x) the aggregate of all expenditures by the Partnership and its Subsidiaries for a specified period which are included in “Maintenance Capital Expenditures” or “Growth Capital Expenditures”

reflected in the consolidated statement of cash flows of the Partnership, but excluding any such expenditures to the extent financed from the proceeds of Indebtedness (other than Revolving Loans) or insurance proceeds or other similar recoveries paid on account of the loss of or damage to the assets being replaced or restored or other assets and that are made during such period, (y) any federal, state, local and foreign taxes paid by the Partnership and its Subsidiaries during such period (net of any tax credits or refunds during such period), and (z) all Restricted Payments (which includes distributions) paid in cash by the Partnership during such period, to (ii) Consolidated Fixed Charges for the four fiscal quarter period ending on such measurement date; and

•	define “Consolidated Fixed Charges” as the sum of (i) Consolidated Interest Expense paid or payable in cash plus (ii) the aggregate amount of all scheduled principal payments with respect to all Consolidated Funded Indebtedness, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness permitted under the Amended Credit Agreement;

•	extend the deadline by which the Operating Company is required to deliver to the Administrative Agent the Partnership’s unaudited financial statements for the quarter ended September 30, 2017 to no later than forty-five (45) days after the date on which the Partnership files with the U.S. Securities and Exchange Commission its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, but in any event not later than January 31, 2018;

•	require that, until the Partnership shall have achieved, for two consecutive fiscal quarters, as of the last day of any fiscal quarter after the effective date of the Fourth Amendment, a Consolidated Leverage Ratio of less than 4.00:1.00 for the period of four (4) consecutive fiscal quarters ending on such date, the Operating Company continue to deliver to the Administrative Agent certain financial statements within 35 days after the end of each month for the previous month and year-to-date, certified by a Financial Officer of the Operating Company, and include with the financial statements so delivered a cash flow forecast for the next twelve (12) months following the end of such month;

•	amend the definition of “Applicable Rate” to remove the provision that “Category 5” automatically applies until the Operating Company has delivered to the Administrative Agent the Partnership’s unaudited financial statements for the quarter ended March 31, 2017;

•

amend the definition of “Permitted Acquisition” to require that, with respect to any such transaction, the Administrative Agent have consented in writing to such acquisition, such consent not to be unreasonably withheld, and either (i) the consideration for such acquisition be solely Equity Interests of the Partnership or net cash proceeds from the sale or issuance of Equity Interests of the Partnership (other than Disqualified Equity Interests) or (ii) on a Pro Forma Basis, the Consolidated

Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Partnership for which Financials are available, as if such acquisition (and any related incurrence or repayment of Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, to the extent applicable) had occurred on the first day of the relevant period, be not greater than 3.75:1.00; and

•	amend the definition of “Pro Forma Basis” to provide that, for purposes of any calculations required by the definition of Permitted Acquisition, the aggregate outstanding principal balance of the Revolving Loans will be deemed to be the aggregate outstanding principal balance of the Revolving Loans on the date of the related Permitted Acquisition (or other applicable event).

The foregoing description of the Fourth Amendment is a summary and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2017, Leo J. Pound resigned as Acting Chief Operating Officer of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”). Mr. Pound was appointed Acting Chief Operating Officer effective April 16, 2017 to assist with the day-to-day operations of the business, including efforts to complete the Partnership’s review of certain financial statements and the ongoing restructuring and enhancement of its operations. During his tenure, the Partnership appointed a new chief executive officer and chief financial officer, completed the review of prior financial statements and filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Having actively assisted the Partnership in completing these various objectives, Mr. Pound will continue in his role as an active member of the Board of Directors of StoneMor GP and resume his service as a member of its Audit Committee. In connection with Mr. Pound’s reappointment to the Audit Committee, the StoneMor GP Board of Directors reconstituted the Audit Committee to continue the service of Allen R. Freedman and Howard L. Carver.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement, dated as of September 29, 2017. *

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC its general partner

	By:	/s/ Mark L. Miller
Mark L. Miller
Chief Financial Officer and Senior Vice President